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                                                                   Exhibit 23.1



                       Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-40533) pertaining to the HORIZON Pharmacies, Inc. 1997 Stock Option Plan and the Registration Statement (Form S-8 No. 333-43607) pertaining to the HORIZON Pharmacies, Inc. 401(k) Plan, of our report dated March 16, 1998, with respect to the consolidated financial statements of HORIZON Pharmacies, Inc. included in the Annual Report
(Form 10-KSB) for the year ended December 31, 1997.


                                        ERNST & YOUNG LLP


Oklahoma City, Oklahoma
April 10, 1998